                                                             Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Waddell & Reed Advisors Funds, Inc. on Form N-14 of our reports dated
February 7, 2003 and August 9, 2002 (on Waddell & Reed Accumulative Fund,
Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors
Science & Technology Fund - three of the portfolios comprising Waddell &
Reed Advisors Funds, Inc.) and November 8, 2002 (on Waddell & Reed Advisors
Bond Fund - one of the portfolios comprising Waddell & Reed Advisors Funds,
Inc.) appearing in the Annual and Semi-Annual Reports to Shareholders for
the fiscal periods ended December 31, 2002, June 30, 2002 and September 30,
2002, respectively, which are also incorporated by reference in the
Statement of Additional Information, which is part of such Registration
Statement. We also consent to the references to us under the caption "Other
Service Providers for the W&R Fund and the Acquired Fund" and "Financial
Highlights" in the Combined Prospectus and Proxy Statement, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
April 29, 2003